                                                                       EXHIBIT B


                          STOCKHOLDER VOTING AGREEMENT

         THIS STOCKHOLDER VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of September 21, 2001 by and between Inverness Medical Innovations, Inc., a Delaware corporation ("INNOVATIONS"), and Beverly Edell, the undersigned stockholder (the "STOCKHOLDER") of IVC Industries, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

         A. Concurrently with the execution of this Agreement, Innovations and the Company have entered into a Non-Binding Summary of Terms and Conditions dated as of the date hereof (the "LETTER OF INTENT"). Subject to the conditions set forth therein, the Letter of Intent provides for Innovations and the Company to negotiate and enter into a mutually acceptable definitive acquisition agreement (the "MERGER AGREEMENT"), whereby Innovations would acquire all of the fully diluted capital stock of the Company through the merger (the "MERGER") of the Company with and into a newly formed, wholly owned subsidiary of Innovations.

         B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of the number of shares of outstanding capital stock of the Company and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, all as set forth on the signature page of this Agreement (collectively, the "SHARES").

         C. In exchange for good and valuable consideration, receipt of which is hereby confirmed, including the execution of the Letter of Intent by Innovations, Stockholder desires to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by Stockholder hereafter and prior to the Expiration Date (as defined in SECTION
1.1 hereof), and desires to vote the Shares and any other such shares of capital stock of the Company so as to facilitate the consummation of the Merger.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1.      AGREEMENT TO RETAIN SHARES.

                 1.1 TRANSFER AND ENCUMBRANCE. Stockholder agrees, during the period beginning on the date hereof and ending on the Expiration Date (as defined below), not to transfer, sell, exchange, pledge or otherwise dispose of or encumber (collectively, "TRANSFER") any of the Shares or any New Shares (as defined in SECTION 1.2 hereof), or to discuss, negotiate, or make any offer or agreement relating thereto, other than to or with Innovations. Stockholder acknowledges that the intent of the foregoing sentence is to ensure that Innovations retains the right under the Proxy (as defined in SECTION 3 hereof) to vote the Shares and any New Shares in accordance with the terms of the Proxy. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the

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Merger Agreement, (ii) the termination of the Letter of Intent by Innovations in accordance with its terms or (iii) one hundred twenty (120) days after the date of this Agreement.

                 1.2 NEW SHARES. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company ("NEW SHARES"), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2. AGREEMENT TO VOTE SHARES. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following (the "MEETING"), Stockholder shall vote the Shares and any New Shares:

                 (i) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Letter of Intent and the Merger Agreement and any action required in furtherance thereof;

                 (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement as contemplated by the Letter of Intent; and

                 (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Letter of Intent and/or the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or the Company's corporate structure, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Letter of Intent and/or the Merger Agreement (any of the foregoing are referred to herein as an "OPPOSING PROPOSAL").

         Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this SECTION 2.

         3. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Innovations an irrevocable proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares and New Shares of capital stock of the Company beneficially owned (as such

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term is defined in Rule 13d-3 under the Exchange Act) by Stockholder as set forth therein. Innovations agrees to vote the Proxy at the Meeting.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF STOCKHOLDER. Stockholder represents, warrants and covenants as follows:

                 4.1 OWNERSHIP OF SHARES. Stockholder is the sole beneficial owner of the Shares with full power to vote or direct the voting of the Shares. As of the date hereof the Shares are, and at all times up until the Expiration Date the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances. Stockholder does not beneficially own any shares of capital stock of the Company other than the Shares. Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

                 4.2 OPPOSING PROPOSALS. Stockholder will not, and will not permit any entity under Stockholder's control to: (i) solicit proxies or become a participant in a solicitation with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Letter of Intent and the Merger Agreement; or (ii) initiate a stockholders' vote or action by consent of the stockholders with respect to an Opposing Proposal.

                 4.3 RESTRICTED SHARES. Stockholder understands that the shares of capital stock of Innovations that Stockholder will receive as a result of the Merger (the "INNOVATIONS SHARES") have not been registered under the Securities Act of 1933 (the "ACT") or qualified under the securities or "blue sky" laws of any jurisdiction. Stockholder further understands that the Innovations Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Act and that, as such, the Innovations Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from the registration requirements thereof is available. Stockholder intends to hold the Innovations Shares for Stockholder's own account for investment and not for, with a view to, or in connection with any resale or distribution thereof.

                 4.4 INVESTOR STATUS. Stockholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Act. Stockholder by reason of his business and financial experience and the business and financial experience of those persons retained by Stockholder to advise Stockholder with respect to its investment in the Innovations Shares, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, and is able to bear the economic risk of such investment and is able to afford a complete loss of such investment.

        5. ADDITIONAL DOCUMENTS. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of the Letter of Intent, this Agreement and the Merger.

        6. CONSENTS AND WAIVERS. Stockholder (solely in his capacity as a stockholder of the Company) hereby agrees to give any consents or waivers that may reasonably be required for the

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consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

        7. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect on the Expiration Date.

        8. LEGENDING OF SHARES. If so requested by Innovations, Stockholder agrees that the Shares and any New Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of SECTION 1 hereof, Stockholder agrees that Stockholder will not Transfer the Shares or any New Shares without first having the aforementioned legend affixed to the certificates representing the Shares or any New Shares.

        9.       MISCELLANEOUS.

                 9.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                 9.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of Stockholder may be assigned by Stockholder without the prior written consent of Innovations.

                 9.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                 9.4 WAIVER. No failure on the part of Innovations to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Innovations in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Innovations shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Innovations; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                 9.5 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties acknowledge that Innovations will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Innovations upon any such violation, Innovations shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Innovations at law or in equity.

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                 9.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:


         If to Innovations, to:     Ron Zwanziger, Chief Executive Officer
                                    Inverness Medical Innovations, Inc.
                                    51 Sawyer Road, Suite 200
                                    Waltham, Massachusetts  02453
                                    Telephone No.: (781) 647-3900
                                    Facsimile No.: (781) 647-3939

         If to Stockholder:         To the address for notice set forth on the
                                    signature page hereof.

                 9.7 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

                 9.8 ATTORNEYS' FEES AND EXPENSES. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by either party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                 9.9 ENTIRE AGREEMENT. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties hereto with respect to such subject matter.

                 9.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                 9.11 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                                    * * * * *


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as an agreement under seal on the date first above written.

INVERNESS MEDICAL                             STOCKHOLDER:
INNOVATIONS, INC.:


/s/ Ron Zwanziger                             /s/ Beverly Edell
---------------------------------------       ----------------------------------
By:  Ron Zwanziger                            Signature
Its:  Chief Executive Officer

                                              Beverly Edell
                                              ----------------------------------
                                              Print Name

                                              787 Ocean Ave. #1205
                                              ----------------------------------

                                              West End, NJ 07740
                                              ----------------------------------
                                              Address

                                              732-761-2801
                                              ----------------------------------
                                              Fax Number

                                              Number of shares of Company Common
                                              Stock owned by Stockholder:
                                              75,340
                                              ----------------------------------
                                              Other securities convertible into,
                                              exercisable or echangeable for,
                                              shares of Company Common Stock
                                              owned by Stockholder:
                                              0
                                              ----------------------------------


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                                IRREVOCABLE PROXY

         The undersigned Stockholder (the "STOCKHOLDER") of IVC Industries, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints Ron Zwanziger and David Scott, each officers of Inverness Medical Innovations, Inc., a Delaware corporation ("INNOVATIONS"), and each of them, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES"), in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy, along with the number(s) of the share certificate(s) which represent such Shares. Upon the undersigned's execution of this Proxy, any and all prior proxies given by each undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Stockholder Voting Agreement dated as of the date hereof by and between Innovations and the Stockholder (the "STOCKHOLDER VOTING AGREEMENT"), and is granted for good and valuable consideration, including in consideration of Innovations entering into that certain Letter of Intent dated as of September 21, 2001 by and between Innovations and the Company (the "LETTER OF INTENT"). Subject to the conditions set forth therein, the Letter of Intent provides for Innovations and the Company to negotiate and enter into a mutually acceptable definitive acquisition agreement (the "MERGER AGREEMENT") whereby Innovations would acquire all of the fully diluted capital stock of the Company through the merger (the "MERGER") of the Company with and into a newly formed, wholly owned subsidiary of Innovations. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (ii) the termination of the Letter of Intent by Innovations in accordance with its terms or (iii) one hundred twenty (120) days after the date of the Stockholder Voting Agreement.

         The attorney and proxy named above is hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of Stockholders of the Company and in every written consent in lieu of such meeting:

                 (i) in favor of approval of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Letter of Intent and/or Merger Agreement and any action required in furtherance thereof;

                 (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the Merger Agreement as contemplated by the Letter of Intent; and

                 (iii) against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Letter of Intent and/or the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any of its subsidiaries, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any of its subsidiaries, (D) any material change in the capitalization of the Company or the Company's corporate structure, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Letter of Intent and/or the Merger Agreement.

         The attorney and proxy named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii) or (iii) above. The Stockholder may vote the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: September 21, 2001

                                              /s/ Beverly Edell
                                              ----------------------------------
                                              Signature

                                              Beverly Edell
                                              ----------------------------------
                                              Print Name

                                              787 Ocean Ave. #1205
                                              ----------------------------------

                                              West End, NJ 2801
                                              ----------------------------------
                                              Address

                                              Number of shares of Company
                                              Common Stock owned by Stockholder
                                              (include stock certificate
                                              numbers):
                                              75,340
                                              ----------------------------------
                                              cert. 0060 - 75,177 shares
                                              163 shares - held at Smith Barney


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